Exhibit 99.3

Union Pacific Corporation

Offer to Exchange up to $1,044,261,000 Principal Amount Outstanding of

3.799% Notes due 2051 for a Like Principal Amount of 3.799% Notes due 2051

which have been registered under the Securities Act of 1933.

Pursuant to the Prospectus, dated                     ,

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Union Pacific Corporation, a Utah corporation (the “Company”), hereby offers to exchange up to $1,044,261,000 aggregate principal amount of registered 3.799% Notes due 2051 of the Company, which will be freely transferable (the “Exchange Notes”), for any and all of the Company’s outstanding 3.799% Notes due 2051, which have certain transfer restrictions (the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus dated                 ,          (the “Prospectus”) and the related letter of transmittal (the “Exchange Offer”). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 4, 2016, among the Company, Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as lead dealer managers, and the other dealer managers listed on Schedule I thereto.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                 ,         ;

2. The related letter of transmittal (the “Letter of Transmittal”) for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A., the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 ,                 , unless extended by the Company (such date and time, as it may be extended, the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or an agent’s message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the procedure for tendering Original Notes or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Union Pacific Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.